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                                                                     Exhibit 5.1

                          JONES, DAY, REAVIS & POGUE
                           2727 North Harwood Street
                           Dallas, Texas  75201-1515



                                 March 31, 2000

Fairfield Communities, Inc.
8669 Commodity Circle
Orlando, Florida  32819

     Re: Registration on Form S-8 of 500,000 Shares of Common Stock, par value $0.01 per share, of Fairfield Communities, Inc.
          ---------------------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel to Fairfield Communities, Inc., a Delaware corporation (the "Company"), in connection with the registration of 500,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

          We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based upon such examination and the assumptions set forth below, we are of the opinion that the Shares, when issued and delivered in accordance with the provisions of the Fairfield Communities, Inc. Second Amended and Restated Employee Stock Purchase Plan (the "Plan") against payment of the consideration therefore as provided in the Plan and having a value not less than the par value thereof, will be duly authorized, validly issued, fully paid and nonassessable.

          In rendering the foregoing opinion, we have (i) assumed and have not independently verified (a) that all signatures on all certificates and other documents examined by us are genuine, and that, where any such signature purports to have been in a corporate, governmental or other capacity, the person who affixed such signature to such certificate or other document had authority to do so, and (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, and (ii) as to certain factual matters, relied upon certificates of officers of the Company and public officials and have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, in each case as in effect on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    /s/ JONES, DAY, REAVIS & POGUE

                                    Jones, Day, Reavis & Pogue